Exhibit 10.70

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT NO. 1 TO CO-DEVELOPMENT AGREEMENT
This AMENDMENT NO. 1 TO CO-DEVELOPMENT AGREEMENT (this “Amendment”) is entered into as of November 23, 2021 (the “Effective Date”), by and between Alnylam Pharmaceuticals, Inc., a Delaware corporation (“Alnylam”), BXLS V Bodyguard – PCP L.P., a Delaware limited partnership organized and existing under the laws of the state of Delaware, and BXLS Family Investment Partnership V – ESC L.P., a Delaware limited partnership organized and existing under the laws of the state of Delaware (collectively, “Blackstone”) (each, a “Party” and collectively, the “Parties”).
BACKGROUND
    WHEREAS, Alnylam and Blackstone entered into a Co-Development Agreement dated August 15, 2020 (the “Agreement”); and
WHEREAS, Alnylam and Blackstone now wish to amend the Agreement,
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:
1.All capitalized terms used herein will have the meanings identified in the Agreement. All references to “Sections,” “Exhibits,” or “Schedules” herein are references to such items in the Agreement.
2.Section 1.1.18 is amended by inserting the following at the end of the section:
“For the avoidance of doubt, for so long as the KARDIA-1 Trial and the KARDIA-2 Trial are ongoing, the ALN-AGT Phase 2 Trial consists of both the KARDIA-1 Trial and the KARDIA-2 Trial.”
3.The following are added as new Sections 1.1.122 and 1.1.123 after the definition of “JSC Representative(s),” and subsequent subsections of Section 1.1 are renumbered accordingly:
“1.1.122    “KARDIA-1 Trial” means the Phase 2 Clinical Trial entitled “A Randomized, Double-blind, Placebo-Controlled, Dose-Ranging Multicenter Study to Evaluate the Efficacy and Safety of ALN-AGT01 in Patients With Mild-to-Moderate Hypertension” with identifier NCT04936035.
1.1.123    “KARDIA-2 Trial” means the Phase 2 Clinical Trial entitled “A Randomized, Double-blind, Placebo-Controlled Study in Patients with Hypertension Not Adequately Controlled on Standard of Care Antihypertensive Medication” with identifier NCT05103332.
4.The following is inserted as a new Section 1.1.149 after the definition of “Phase 2 Clinical Trial,” and subsequent subsections of Section 1.1 are renumbered accordingly:

“1.1.149    “Phase 2 Success Assessment Date” means [***].
5.Section 1.1.147 (which has been renumbered as Section 1.1.150 as a result of the above amendments) is amended by deleting it in its entirety and replacing it with the following:
“1.1.150    “Phase 2 Success Criteria” means with respect to a Phase 2 Clinical Trial for ALN-AGT, [***].
6.Section 4.2.2 is amended by deleting it in its entirety and replacing it with the following:
“4.2.2        ALN-AGT Phase 3 Development Costs. Following (a) the completion of the ALN-AGT Phase 2 Trial (i.e., both of the KARDIA-1 Trial and KARDIA-2 Trial) (where “completion” occurs upon the assessment of the primary endpoint), and (b) the JSC’s final determination that the Phase 2 Success Criteria for the ALN-AGT Phase 2 Trial have been met, and continuing until thirty (30) days after Blackstone’s receipt from Alnylam of the final meeting minutes from the FDA for the end-of-phase 2 meeting with respect to ALN-AGT, Blackstone will have the right (but not the obligation) to fund the ALN-AGT Phase 3 Development Costs. In the event that the JSC determines that the Phase 2 Success Criteria for such ALN-AGT Phase 2 Trial have not been met (or the Parties cannot agree that the Phase 2 Success Criteria have been met), then Alnylam may, in its sole discretion, determine to proceed with the ALN-AGT Phase 3 Trial. Notwithstanding the foregoing, and for the avoidance of doubt, (x) Blackstone will have the right, but will have no obligation to, pay the ALN-AGT Phase 3 Development Costs in support of such ALN-AGT Phase 3 Trial, and (y) upon achievement of the ALN-AGT Phase 2 Success Payment Trigger, regardless of whether Blackstone pays the ALN-AGT Phase 3 Development Costs, Blackstone will still be entitled to receive the ALN-AGT Phase 2 Success Payments in accordance with the payment schedule set forth in Section 6.1.2.1 without delay.”
7.Section 4.3.2 is amended by replacing the word “Vutrisiran” in the second sentence with “ALN-AGT.”
8.Section 6.1.2.1 is amended by deleting it in its entirety and replacing it with the following:
“6.1.2.1    Success Payments. Following the earlier of (a) the Parties reasonable determination through the JSC as of the Phase 2 Success Assessment Date that the Phase 2 Success Criteria for the ALN-AGT Phase 2 Trial have been met, or (b) Alnylam’s (or its designee’s) commencement (i.e., first dosing of the first subject) of a Phase 3 Clinical Trial for ALN-AGT ((a) or (b), as applicable, the “ALN-AGT Phase 2 Success Payment Trigger”), Alnylam will pay to Blackstone (subject to adjustment pursuant to Section 6.2) a payment equal to [***] following the end of the Calendar Quarter in which the ALN-AGT Phase 2 Success Payment Trigger occurs, in accordance with Section 6.3.1; provided that, in the event that the ALN-AGT Phase 2 Success Payment Trigger is met on the basis of the foregoing (b), then, following the commencement of such ALN-AGT

Phase 3 Trial, Alnylam shall pay the amounts set forth in this Section 6.1.2.1 as if the ALN-AGT Phase 2 Success Trigger had occurred on the Phase 2 Success Assessment Date (including, subject to Section 6.1.2.2(ii), the immediate payment to Blackstone of any amounts that would have already been due and payable had the ALN-AGT Phase 2 Success Trigger occurred upon such date) and the adjustment in Section 6.2.2.2, if any, will be determined as if the ALN-AGT Phase 2 Success Trigger had occurred on the Phase 2 Success Assessment Date. Thereafter, if and only if the conditions precedent set forth in Section 6.1.2.2(ii) below are met on the applicable payment date, Alnylam will make [***] (subject to Section 6.2.2.2 and subject to any catch-up payments required by the proviso in the immediately preceding sentence) additional [***] payments of [***] until the fourth (4th) anniversary of the ALN-AGT Phase 2 Success Payment Trigger for a total (including the initial payment above) of Eighty-Four Million, Five-Hundred Thousand U.S. Dollars ($84,500,000) (subject to adjustment pursuant to Section 6.2) in accordance with Section 6.3.1 (all payments under this Section 6.1.2.1, the “ALN-AGT Phase 2 Success Payments”).”
9.Section 6.2.2.2 is amended by replacing the phrase “receipt of the results of the rand DB PCT IA (as such event is defined in the ALN-AGT Development Plan) for such ALN-AGT Phase 2 Trial” in the first sentence with “Phase 2 Success Assessment Date.”
10.The ALN-AGT timeline in Exhibit D is amended by deleting it in its entirety and replacing it with the version in Attachment 1 to this Amendment.
11.Subsection (b) on Schedule 4.3 is amended by deleting it in its entirety and replacing it with the following:
“(b) [***]”

12.This Amendment will be governed by the internal laws of the State of New York, and, to the extent applicable to Patents and Trademarks, the applicable federal laws of the U.S., in each instance without regard to conflict of laws principles.
13.This Amendment may be executed in one or more identical counterparts, each of which will be deemed to be an original, and which collectively will be deemed to be one and the same instrument. In addition, signatures may be exchanged by facsimile or PDF.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Amendment to be executed in duplicate by their duly authorized representatives as of the Effective Date.

ALNYLAM PHARMACEUTICALS, INC. By: _/s/ Jeff Poulton__________________ Name: Jeff Poulton Title: EVP, Chief Financial Officer

Date: __November 23, 2021_____________

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Amendment to be executed in duplicate by their duly authorized representatives as of the Effective Date.

BXLS V BODYGUARD – PCP L.P.

By: Blackstone Life Sciences Advisors L.L.C. on behalf of Blackstone Life Sciences Associates V (CYM) L.L.C.

By:    _/s/ Robert Liptak________________
    Name: Robert Liptak
    Title: Authorized Person

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Amendment to be executed in duplicate by their duly authorized representatives as of the Effective Date.

BXLS FAMILY INVESTMENT PARTNERSHIP V – ESC L.P. By: BXLS V Side-by-Side GP L.L.C. Its General Partner By: _/s/ Robert Liptak________________ Name: Robert Liptak Title: Authorized Person

Attachment 1
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